Exhibit 10.8

Confirmation Letter

This Confirmation Letter is made on January 31, 2010, by and among Tianjin Frank Education Consultancy Co., Ltd, Beijing Frank Education Investment and Management Co., Ltd (the “Management Company”), the Branch of Suixian Senior High School, the Branch of Suixian Hui High School and Shandong International Polytechnic School of Translation (the “Schools”) for the purpose of specifying of the payment term under the Management and Service Agreements on August 4, 2009 (the “Original Agreements”).

It is agreed as follows:

1.	The amount of the service fee under the Original Agreements is equal to the 75% of the net income under U.S.GAAP after the deduction of 25% of net income used for the development of the Schools, and the Schools may delay or defer the payment due without any penalty.

2.	The Management Company may delay the payment due without any penalty.

3.	Unless otherwise prescribed herein, the Parties should carry on the Original Agreements according to Article 1 and 2 of this Confirmation Letter.

Signature:

Tianjin Frank Education Consultancy Co., Ltd (Chop)

Beijing Frank Education Investment and Management Co., Ltd (Chop)

Branch of Suixian Senior High School (Chop)

Branch of Suixian Hui High School (Chop)

Shandong International Polytechnic School of Translation (Chop)